UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 17, 2013

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2013 Annual Meeting of Stockholders on May 17, 2013. The following are the voting results for each matter voted upon:

Proposal 1: The election of the following nominees as directors of the company to serve until our 2014 Annual Meeting of Stockholders and until their successors are elected.

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Avtar S. Dhillon	53,749,367	7,479,752	58,652,214
J. Joseph Kim	59,601,077	1,628,042	58,652,214
Simon X. Benito	57,041,678	4,187,441	58,652,214
Ángel Cabrera	59,326,510	1,902,609	58,652,214
Morton Collins	59,516,954	1,712,165	58,652,214
Adel A.F. Mahmoud	59,398,886	1,830,233	58,652,214

Proposal 2: The ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain
115,971,192	1,842,249	2,067,892

Proposal 3: The approval of an amendment to our certificate of incorporation to increase the number of shares of common stock we have the authority to issue from 300,000,000 shares to 600,000,000 shares.

For	Against	Abstain
91,747,845	26,926,250	1,207,238

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2013, we filed a Certificate of Amendment of our Certificate of Incorporation with the Delaware Secretary of State. The Certificate of Amendment increased the number of shares of common stock we have the authority to issue from 300,000,000 shares to 600,000,000 shares.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit.

3.1	Certificate of Amendment of Certificate of Incorporation dated May 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer

Date: May 21, 2013